EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-188817 and 333-194894 on Form F-3 and No. 333-187020 on Form S-8, of our report dated February 28, 2014, relating to the consolidated financial statements of GasLog Ltd. (the “Company”) as of December 31, 2013 and for the two years in the period then ended, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2014.

/s/ Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece

March 25, 2015